Press Release


                             *FOR IMMEDIATE RELEASE*


           NEW ENGLAND BANCSHARES, INC. RECEIVES REQUIRED APPROVALS TO
                 ACQUIRE THE APPLE VALLEY BANK & TRUST COMPANY

     Enfield,  Connecticut, June 2, 2009 -- New England Bancshares, Inc. (Nasdaq
GM: NEBS) announced today that the shareholders of The Apple Valley Bank & Trust Company (OTCBB: AVBK), Cheshire, Connecticut, approved New England Bancshares' acquisition of The Apple Valley Bank & Trust Company at a meeting held on May 27, 2009. All required regulatory approvals have also been obtained. New England Bancshares anticipates closing the transaction in early June, 2009.

     New England Bancshares, Inc. is the holding company for New England Bank. New England Bank operates twelve banking centers serving the communities of Enfield, Bristol, Ellington, Manchester, Southington, Suffield, Terryville, East Windsor and Windsor Locks, Connecticut. The Apple Valley Bank & Trust Company operates three offices in Cheshire, Southington and Wallingford, Connecticut.

     This news release contains certain forward-looking statements with respect to New England Bancshares. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results are disclosed from time to time in documents that New England Bancshares files with the Securities and Exchange Commission.


For further information contact:

David J. O'Connor
President and Chief Executive Officer
New England Bancshares, Inc.
(860) 253-5200